Exhibit 1.1

                   Shares

PROGRESS RAIL SERVICES, INC.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

______________, 2006

_______________, 2006

Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.

as Representatives of the several Underwriters named in Schedule I hereto
c/o	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Progress Rail Services, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”)              shares of its common stock, par value $0.01 per share (the “Firm Shares”).  The Company also proposes to issue and sell to the several Underwriters not more than an additional                  shares of its common stock, par value $0.01 per share (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and Prospectus shall include the documents, if any, incorporated by reference therein.

Morgan Stanley & Co. Incorporated (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Share Program”).  The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1.     Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)   The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)   (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)   The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)   Each subsidiary of the Company has been duly formed or incorporated, as the case may be, is validly existing as a corporation or a limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its formation or incorporation, has the corporate or limited liability company power and authority, as the case may be, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be in good standing, to have such power or authority or to so qualify would not have a Material Adverse Effect; all of the outstanding shares of capital stock and other ownership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or through wholly owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)    The Company has full right, power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(g)   This Agreement has been duly authorized, executed and delivered by the Company.

(h)   The authorized capital stock of the Company conforms, or at the Closing Date will conform, as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”.

(i)    The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j)    The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(k)   The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such consents, approvals, authorizations, orders or qualifications that the failure to obtain or effect would not have a Material Adverse Effect, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m)  There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)   Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)   The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)   The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(q)   There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s)   Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(t)    The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens except such as are described in the Time of Sale Prospectus or which would not, singly or in the aggregate, result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company or any subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as would not, singly or in the aggregate, result in a Material Adverse Effect, in each case except as described in the Time of Sale Prospectus.

(u)   The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with and necessary for the conduct of the business now operated by them, except where the failure to own or possess, or the ability to acquire on reasonable terms, any of the foregoing would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(v)   Except as described in the Time of Sale Prospectus, no material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(w)  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company has reasonably concluded are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(x)    Except as described in the Time of Sale Prospectus, the Company and its subsidiaries possess all licenses, certificates, authorizations and permits (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, foreign or other regulatory agencies or bodies, which are necessary for the ownership of their respective properties or the conduct of their respective businesses now operated by them, in all material respects, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notification of any proceeding relating to the revocation or modification of any such Governmental Licenses or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except where such revocation, modification or nonrenewal, would not singularly or in the aggregate, have a Material Adverse Effect.

(y)   The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)    Deloitte & Touche LLP, who certified the combined financial statements and supporting schedules, if any, of Progress Rail Services Corporation and its subsidiaries and Progress Metal Reclamation Company and its subsidiary (collectively, the “Predecessor”) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, was an independent registered public accounting firm with respect to the Predecessor within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(aa) PricewaterhouseCoopers LLP, who certified the financial statements and supporting schedules, if any, of the Predecessor and the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(bb) The financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, present fairly in all material respects the combined or consolidated financial position of each of the Predecessor and the Company, as the case may be, at the dates indicated and their results of operations, stockholders’ equity and cash flows for the periods specified, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except for changes in accounting required or permitted by GAAP.  The financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Summary — Summary Historical and Pro Forma Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Selected Historical Financial Data” is derived from the accounting records of the Company and the Predecessor, as the case may be, and their respective subsidiaries and fairly presents in all material respects the information purported to be shown thereby.  The unaudited pro forma financial statements, together with the related schedules and notes, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, present fairly in all material respects the information contained therein, have been prepared in accordance with the rules and guidelines of the Securities and Exchange Commission (the “Commission”) with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(cc) The Company and its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and have paid all taxes due thereon (except as contested in good faith and adequately reserved for in accordance with GAAP), except in each case where the failure to so file or pay would not have a Material Adverse Effect, and no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.

(dd) The Company is not in violation of its charter, by-laws or other organizational documents and neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (ii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of each of clause (i) and (ii), for any default or violation that would not have a Material Adverse Effect.

(ee) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ff)   No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption, which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; none of the Company, any of its subsidiaries, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(14) of ERISA has incurred or reasonably expects to incur any liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA that would have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not have a Material Adverse Effect.

(gg) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Section 4(2) under, or Regulation D or S of, the

Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(hh) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(ii)   No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(jj)   The Company has not offered, or caused Morgan Stanley to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

2.     Agreements to Sell and Purchase.  The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $                a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                     Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.     Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the

Registration Statement and this Agreement have become effective and as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $                    a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $                a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $               a share, to any Underwriter or to certain other dealers.

4.     Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                    , 2006, or at such other time on the same or such other date, not later than                    , 2006, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than                 , 2006, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.     Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [                ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by J. Duane Cantrell, Secretary, Vice President and General Counsel of the Company, to the effect  that as of the date hereof and as of the Closing Date, each subsidiary of the Company has been duly formed or incorporated, is validly existing as a corporation or a limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its formation or incorporation, has the corporate or limited liability company power and authority, as the case may be, to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be in good standing, to have such power or authority or to so qualify would not have a Material Adverse Effect.

(d)   The Underwriters shall have received an opinion of Morgan, Lewis & Bockius LLP, outside counsel for the Company, dated the Closing Date, substantially in the form attached as Exhibit B.

(e)   The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, with respect to the offering and sale of the Shares and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.

The opinion of Morgan, Lewis & Bockius LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of (i) Deloitte & Touche LLP, independent registered public accounting firm to the Predecessor and (ii) PricewaterhouseCoopers LLP, independent registered public accounting firm to the Predecessor and the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)   The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)   The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(i)    The lenders under the Company’s Credit Agreement, dated as of March 24, 2005, among Progress Rail Services Holdings Corp., each of its subsidiaries that are signatories thereto, Progress Rail Canada Corporation, Progress Rail Transcanada Corporation, General Electric Capital Corporation, as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, J.P. Morgan Securities Inc., as Sole Bookrunner, Sole Lead Arranger and Syndication Agent, Wachovia Bank, National Association, National City Bank and Bank of America, N.A. as Co-Documentation Agents (the “Senior Credit Facility”) have consented to the offering of the Shares and the use of proceeds therefrom as described in the Time of Sale Prospectus under “Use of Proceeds”, and have executed a consent to such effect that is substantially in the form of Schedule III hereto.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.     Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)   To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section  6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)   Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)   To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)   Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)   If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in

Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(g)   To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that the Company shall not be obligated to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not already conducting its business.

(h)   To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)    To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(j)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., including any fees of a single counsel incurred on behalf of or disbursements by Morgan Stanley in its capacity as “qualified independent underwriter”, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The Company also covenants with each Underwriter that, without the prior written consent of each of you on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of options to purchase shares of Common Stock and shares of Common Stock under its 2006 Equity Compensation Plan described in the Time of Sale Prospectus or (c) the entry by the Company into an agreement after the date that is 120 days after the date of the Prospectus for the issuance of shares of Common Stock in connection with any acquisitions, mergers or strategic investments, provided that the actual issuance of shares of Common Stock occurs after the expiration of the 180-day restricted period.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

7.     Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

8.     Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim upon presentation of a statement or statements therefore in reasonable detail) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the performance by Morgan Stanley’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the National Association of Securities Dealers’ Conduct Rules in connection with the offering of the Shares, except for any losses, claims, damages, liabilities, and judgments resulting from Morgan Stanley’s, or such controlling person’s, willful misconduct.

(b)   Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to

Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any findings of fault, culpability or failure to act by or behalf of any indemnified party.

Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Sections 8(a) or 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

(d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)   The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.     Directed Share Program Indemnification.  (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b)   In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities.  Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c)   To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d)   The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c).  The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)   The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10.   Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.   Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.   Entire Agreement.  (a) This Agreement represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)   The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company.  The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.   Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.   Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.   Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.   Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Progress Rail Services, Inc., 1600 Progress Drive, Albertville, Alabama 35950, Attention: General Counsel.

Very truly yours,

PROGRESS RAIL SERVICES, INC.

By:
Name:
Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED CREDIT SUISSE SECURITIES (USA) LLC J.P. MORGAN SECURITIES INC.

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By:	J.P. MORGAN SECURITIES INC.

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC

Total:

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                       Preliminary Prospectus issued                      , 2006

2.                                       [identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.                                       [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.                                       [orally communicated pricing information to be included on Schedule II if a final term sheet is not used]

II-1

SCHEDULE III

[Form of proposed Senior Credit Facility consent]

III-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

[TO COME AS SEPARATE DOCUMENT]

A-1

EXHIBIT B

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

[                        , 2006]

Morgan Stanley & Co. Incorporated
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.

as Representatives of the several Underwriters named in Schedule I of the Underwriting Agreement

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Re:	Initial Public Offering of Shares of Common Stock, par value $0.01 per Share, of Progress Rail Services, Inc.

Ladies and Gentlemen:

We have acted as special counsel for Progress Rail Services, Inc., a Delaware corporation (the “Company”), in connection with the public offering and sale to the Underwriters (as defined in the Underwriting Agreement referred to herein) of                    shares of common stock, par value $0.01 per share (the “Shares”), of the Company.  The Shares are being sold to the Underwriters pursuant to the terms of an Underwriting Agreement, dated                   , 2006 (the “Underwriting Agreement”), between the Company and the Underwriters.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.  This opinion is being delivered to you pursuant to Section 5(c) of the Underwriting Agreement.

In connection with the opinions expressed below, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the articles or certificate of incorporation, as applicable, of the Company, (ii) the bylaws of the Company, (iii) the Underwriting Agreement, (iv) a specimen of the Shares issued on the date hereof, (v) the registration statement on Form S-1 (Registration No. 333-          ) of the Company, filed with the United States Securities and Exchange Commission (the “Commission”) on                   , 2006 [(and subsequently amended on                   , 2006)] (such registration statement, as subsequently amended or supplemented, the “Registration Statement”), (vi) the Time of Sale Prospectus (as such term is defined in the Underwriting Agreement) relating to the offering of

the Shares, (vii) the final prospectus dated                   , 2006 (the “Prospectus”) relating to the offering of the Shares and (viii) such other documents and records as we have deemed appropriate for the purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the transactions contemplated by the final prospectus that gives us actual knowledge of the inaccuracy of such statement or opinion.  Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company.  In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

(i)            the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(ii)           the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the caption “Description of Capital Stock”;

(iii)          the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(iv)          all of the outstanding shares of capital stock or other ownership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued,

are fully paid and non-assessable and are owned directly or through wholly owned subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims;

(v)           the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

(vi)          the Company has full right, power and authority to execute and deliver the Underwriting Agreement and perform its obligations thereunder.

(vii)         the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(viii)        the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (A) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (B) any agreement or other instrument known to us, except to the extent that such contravention would not have a Material Adverse Effect or (C) to the best of our  knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(ix)           the statements relating to legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions “Certain United States Federal Income Tax Considerations for Non-U.S. Holders,” “Description of Indebtedness,” “Business—Regulation,” “Business—Environmental Matters” and “Description of Capital Stock,” (B) the Prospectus under the caption “Underwriters” and (C) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(x)            the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(xi)           the Registration Statement and the Prospectus (except for the financial statements and financial schedules and other financial and accounting data included therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

In addition to the foregoing opinions, we advise you supplementally that we have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and their counsel, and representatives of the independent registered public accounting firms of the Company and of the Predecessor, at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus were discussed.  Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (except as and to the extent set forth in paragraph (x) above), on the basis of the foregoing and the information disclosed to us, but without independent check and verification, and relying as to materiality on representations and statements of officers and other representatives of the Company, we confirm to you that nothing has come to our attention that has caused us to believe that (1) the Registration Statement (it being understood that we do not express any belief with respect to the financial statements, schedules, notes or other financial and accounting data included in the Registration Statement) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (it being understood that we do not express any belief with respect to the financial statements, schedules, notes or other financial and accounting data included in the Time of Sale Prospectus) as of the date of the Underwriting Agreement or as amended or supplemented, if applicable, or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (it being understood that we do not express any belief with respect to the financial statements, schedules, notes or other financial and accounting data included in the Prospectus) as of its date or as amended or supplemented, if applicable, or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

                                A.  For purposes of our opinions in paragraph (i) above as to the valid existence and good standing of the Company, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.

                                B.  For purposes of our opinions in paragraph (iv) above, solely as to the Company’s ownership, whether direct or through wholly owned subsidiaries, of the outstanding shares of capital stock or other ownership interests of each of the Company’s subsidiaries, we have relied solely upon a review of the stock ledgers and minutes of stockholder’s meetings of said subsidiaries of the Company.

                                C.  Rights to indemnification and contribution in the Underwriting Agreement may be limited by applicable securities laws and principles of public policy.

                                D.  The opinions expressed in this letter are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction.

                                E.  We express no opinion on any matter covered by the “blue sky” or securities laws of any state.

                                F.  For purposes of the opinion in paragraph (viii), we have considered only such laws and regulations that in our experience are typically applicable to a transaction of the nature contemplated by the Underwriting Agreement.

This opinion letter is effective only as of the date hereof.  We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This opinion letter is furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by the Underwriters for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever.  This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,